漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

Suite 4715, Shun Hing Square, Diwang Commercial Centre, 5002 Shen Nan Dong Road,

Shenzhen 518008, P. R. China

TEL: (86 755) 2681 3854; FAX: (86 755) 8246 3856

16 June 2010

China Intelligent Lighting and Electronics, Inc.
No. 29 & 31, Huanzhen Road
Shuikou Town, Huizhou, Guangdong, China 516005
86-0752-3138511

Ladies and Gentlemen:

We hereby consent to (i) the use of our name under the caption "Risk Factors" in the registration statement on Form S-1 (the "Registration Statement") filed by China Intelligent Lighting and Electronics, Inc. (the "Company") with the United States Securities and Exchange Commission (file no. 333-164925) in connection with the registration under the United States Securities Act of 1933, as amended, of common stock, par value $0.0001 per share, of the Company, (ii) the use of our name in documents incorporated by reference in the Registration Statement, (iii) the references to us under the caption "Legal Matters" in the Registration Statement, and (iv) to the filing of this letter as an exhibit to the Registration Statement, each as such Registration Statement may be amended or supplemented from time to time.

Our offices are located at Suite 4715, Shun Hing Square, Diwang Commercial Certre, 5002 Shen Nan Dong Road, Shenzhen 518008, People's Republic of China.

Very truly yours,

Han Kun Law Offices

Han Kun Law Offices - Shenzhen